================================================================================

NUMBER                                                                    SHARES
3843

COMMON SHARES
Par Value $.001


                       P.D.C. Innovative Industries, Inc.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                       CUSIP 693275 20 8
THIS CERTIFIES THAT                          SEE REVERSE FOR CERTAIN DEFINITIONS




Is the owner of

         Fully Paid and Non-Assessable Shares of Common Stock, of P.D.C. Innovative Industries, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

         This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                                             Date
/s/ Sandra Sowers                    [SEAL]
-----------------
President



Countersigned:
Florida Atlantic Stock Transfer, Inc.
7130 Nob Hill Road
Tamarac, FL 33321             Transfer agent

================================================================================